Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

I consent to the reference to my name under the caption "Experts" and to the use of my report dated May 31, 2001, in the Registration Statement (Form S-1 No. 33-00000) and related Prospectus of Summus, Inc. (USA) dated May 29, 2002.

/s/ Edwin L. Roberts
Irving, Texas
May 29, 2002